United States
Securities and Exchange Commission

Washington, D. C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 18, 2000

Ocean Energy, Inc.
(Exact name of registrant as specified in its charter)

                 Texas                                    1-8094                       74-1764876
       (State or other jurisdiction of                (Commission File               (I.R.S. Employer
       incorporation or organization)                  Number)                      Identification No.)

1001 Fannin, Suite 1600, Houston, Texas 77002-6714
(Address of principal executive offices)                        (Zip code)

(713) 265-6000
(Registrant's telephone number, including area code)

None
(Former name, former address and former fiscal year, if changed since last report)

Ocean Energy, Inc.

Item 9. Regulation FD Disclosure.

     In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Disclosure of Year 2001 Estimates

     The table following this narrative sets forth the Company's current estimates of its operating statistics for the first quarter of 2001 and full year ended December 31, 2001. These estimates are based on the Company's historical operating performance and trends, estimates of oil and gas reserves as of December 31, 2000 and the Company's planned capital and operating budget for 2001. Previously announced estimates for full year 2000 remain unchanged and are included for comparison purposes.

     The Company is not predicting what actual oil and gas prices will be during 2001. For purposes of the 2001 estimates, the Company has assumed price differentials due to location, quality and other factors, excluding the effects of financial derivatives, of a $3.00 to $4.00 per Bbl discount from NYMEX pricing for crude oil production and a $0.10 to $0.20 per Mcf discount from Henry Hub pricing for natural gas production.

     Ocean currently has hedged approximately 15,000 barrels per day of its expected crude oil production through June 30, 2001 at an estimated price of $21.53 per Bbl for crude oil, assuming current strip prices. The Company also has put options that place a $25.00 per Bbl annual floor price on 20,000 Bbl per day and a $4.00 per Mcf annual floor price on 100,000 Mcf per day during 2001. Depending upon various circumstances, the Company may periodically enter into additional financial derivatives that would hedge expected crude oil and natural gas production. The accompanying estimates do not include amounts related to the Company's adoption of Statement of Financial Accounting Standards No. 133 ("SFAS 133"), Accounting for Derivative Instruments and Hedging Activities, as of January 1, 2001 because the Company cannot predict the market value of existing derivative financial instruments. Upon adoption, the Company will record its derivative instruments at fair market value, based on quoted market values, as a cumulative effect of a change in accounting principles.

     While oil and gas prices have been at or near multi-year highs this year, there can be no assurance that current price levels will continue. Oil and gas prices have fluctuated significantly in recent years in response to numerous economic, political and environmental factors, and the Company expects that commodity prices will continue to fluctuate significantly in the future. Changes in commodity prices could significantly affect the Company's expected operating results. In addition to directly affecting revenues, price changes can affect expected production because production estimates necessarily assume that oil and gas can profitably be produced at the assumed pricing levels. In addition to the above pricing assumptions, the 2001 estimates

Ocean Energy, Inc.

were prepared assuming that demand, curtailment, producibility and general market conditions for the Company's oil and gas for 2001 will be substantially similar to those experienced during the first three quarters of 2000. No material assumptions concerning acquisitions or divestments activities are included.

     For purposes of the 2001 estimates, a $1.00 per Bbl change in the price of oil and a $0.10 per Mcf change in the price of natural gas will result in changes in the Company's estimated annual net income of $12 million ($0.07 per diluted share) and $9 million ($0.05 per diluted share), respectively.

     The accompanying estimates do not include any estimated changes related to the approximately 600,000 phantom shares issued under various long-term compensation plans where compensation expense is tied directly to the market price of the Company's common stock.

     All of the estimates and assumptions set forth in this document constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Although the Company believes that these forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the energy industry generally and could cause the Company's expected results to differ materially from those expressed in this release. These factors include, among other things:

  Commodity price changes, including local and regional variations;
  Risks and problems incident to the drilling and operation of oil and gas wells, such as drilling difficulties or delays, well explosions or other disasters, environmental risks, and lack of control over timing of expenditures on third-party operated properties;
  Changes in production and development costs;
  Changes in drilling success rates;
  Changes in laws and other regulatory actions;
  Political and economic events and conditions in the foreign jurisdictions in which the Company operates;
  Risks incident to hedging activities;
  Changes in interest rates and capital market conditions;
  Changes in general economic conditions;
  Competition from others in the energy industry;
  The uncertainty inherent in estimates of oil and gas reserves and production rates;
  Unusual or infrequent items that are not susceptible to estimation;
  Effects of implementation of SFAS 133 on the Company's financial position and results of operations; and

Ocean Energy, Inc.

  The risk factors and other conditions described in the Company's report on Form 10-K for the period ended December 31, 1999 and in the reports on Form 10-Q for the periods ended March 31, 2000, June 30, 2000 and September 30, 2000.

     The Company cautions that the estimates set forth below are given as of the date hereof only based on currently available information, and that the Company is not undertaking any obligation to update these estimates as conditions change or other information becomes available.

                                                 Estimates (1)
                               ----------------------------------------------------
                                              2001                     2000(2)
                               --------------------------------  ------------------
                                     First
                                    Quarter         Annual              Annual
                               ----------------  --------------  ------------------
 Production:
   Crude Oil                       6  MMBbls       26  MMBbls         24  MMBbls
   Natural Gas                    39  Bcf         160  Bcf           150  Bcf

Operating costs/BOE:
   Lease operating expense     $       4.90      $       4.95     $       4.63
   General and administrative
    expense                            0.60              0.55             0.58
   Interest expense                    1.10              1.00             1.52
   Depreciation, depletion
    and amortization                   6.40              6.50             6.24
                                ---------------- ----------------  ----------------
                               $      13.00      $      13.00      $     12.97
                                ================ ================  ================

Effective tax rate                 44% to 48%        44% to 48%        44% to 48%
   (80% deferred)

Preferred dividends               $0.8 million     $3.3 million       $3.3 million

Common dividends                $0.04 per share   $0.16 per share    Not applicable

(1) These estimates approximate mid-point of the range of the Company’s estimates of the above information. Actual results may differ materially from these estimates. Pricing assumptions are included in the narrative.

(2) For a description of the assumptions made in making the year 2000 estimates, see the Company's Form 8-K filed October 25, 2000.

                                         Capital Expenditure Estimates
                        --------------------------------------------------------------------
                           Gulf of Mexico           International           U.S. Onshore
                        --------------------    --------------------    --------------------

2001 Annual estimates   $300 to $350 million    $175 to $225 million    $125 to $175 million

     Approximately 45% to 55% of the capital spending program is estimated to be spent for exploratory projects. The spending will be funded out of Ocean's discretionary cash flow based on anticipated commodity prices, and is subject to change if market conditions shift or new opportunities are identified.

Ocean Energy, Inc.

     Natural gas is stated herein in billion cubic feet ("Bcf"), or thousand cubic feet ("Mcf"). Crude oil is stated in barrels ("Bbl") or million barrels ("MMBbls"). BOE represents one barrel of oil equivalent with six Mcf of gas converted to one barrel of liquid.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:     December 18, 2000

                                              Ocean Energy, Inc.

                                   By:        /s/ William L. Transier
                                              William L. Transier
                                              Executive Vice President and
                                              Chief Financial Officer
                                              (Principal Financial Officer)

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